Exhibit 10.1

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE

The purpose of this Plan is to provide an opportunity for Employees of Seagate Technology plc, an Irish company and its Designated Subsidiaries to purchase Ordinary Shares and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and the Plan shall be administered in accordance with this intent (the “423 Plan”). In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States (together such sub-plans and special rules are referred to herein as “Non-423 Sub-Plans”), which Non-423 Sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods, Purchase Periods or Purchase Price.

2. DEFINITIONS

2.1“Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable Irish corporate laws, U.S. federal and applicable state laws (including the Code) and any stock exchange rules or regulations and the applicable laws governing the grant of options and the issuance of shares under an employee stock purchase plan in any country or jurisdiction where the Plan will be offered, as such laws, rules, regulations and requirements shall be in place from time to time.

2.2“Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.3“Board” shall mean the Board of Directors of the Corporation.

2.4“Change of Control” shall mean the consummation or effectiveness of any of the following events:

(i)The sale, exchange, lease or other disposition of all or substantially all of the assets of the Corporation to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii)A merger, reorganization, recapitalization, consolidation or other similar transaction involving the Corporation in which the voting securities of the Corporation owned by the shareholders of the Corporation immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction;

Exhibit 10.1

(iii)Any person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Corporation (including by way of merger, takeover (including an acquisition by means of a scheme of arrangement), consolidation or otherwise); or

(iv)During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

Notwithstanding the foregoing, a restructuring of the Corporation for the purpose of changing the domicile of the Corporation (including, but not limited to, any change in the structure of the Corporation resulting from the process of moving its domicile between jurisdictions), reincorporation of the Corporation or other similar transaction involving the Corporation (a “Restructuring Transaction”) will not constitute a Change of Control if, immediately after the Restructuring Transaction, the shareholders of the Corporation immediately prior to such Restructuring Transaction represent, directly or indirectly, more than fifty percent (50%) of the total voting power of the surviving entity.

2.5 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. Any reference herein to a section of the Code or United States Treasury Regulation thereunder shall include a reference to any successor or amended section of the Code or Treasury Regulations.

2.6 “Committee” shall mean the committee appointed by the Board in accordance with Section 15 of the Plan.

2.7 “Companies Act” shall mean the Companies Act 2014 of Ireland.

2.8 “Compensation” shall mean an Employee's base cash compensation and commissions, but shall exclude such items as allowances, differentials, bonuses or premiums such as those for working shifts or overtime, payments for incentive compensation, incentive payments, bonuses, income from the exercise, vesting and/or the sale, exchange or other disposition of a compensatory share award granted to the Employee by the Corporation or a Designated Subsidiary, and other forms of extraordinary compensation. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

Exhibit 10.1
2.9 “Corporation” shall mean Seagate Technology plc, a public company incorporated under the laws of the Republic of Ireland with limited liability under registered number 480010, or any successor thereto.

2.10 “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

2.11 “Effective Date” shall mean the date on which the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 under the Securities Act for the initial public offering of Seagate Technology common stock (the “Registration Statement”) became effective.

2.12 “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation's or such Designated Subsidiary's payroll records. Individuals classified as independent contractors, consultants, advisers, or members of the Board or the board of directors of a Designated Subsidiary are not considered “Employees” by virtue of such station.

2.13 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” shall mean, as of any date of determination (i.e., an Offering Date or Purchase Date, as appropriate), the value of a Share determined as follows: (i) if the Ordinary Shares are listed on any established stock exchange (including the New York Stock Exchange) or traded on the NASDAQ Global Select Market, the Fair Market Value of a Share shall be the closing per-share sales price of such Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading; or (ii) if the Shares are not listed or admitted to trading on a national securities exchange, then the Fair Market Value of a Share shall be determined in good faith by the Board, and, to the extent appropriate, based on the application of a reasonable valuation method.

2.15 “Offering Date” shall mean the first Trading Day of an Offering Period under the Plan.

2.16 “Offering Period” shall mean a period during which options to purchase Ordinary Shares may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed or modified by the Committee from time to time in accordance with Section 4.3.

2.17 “Offering Price” shall mean the Fair Market Value of a Share on the Offering Date of an Offering Period.

Exhibit 10.1
2.18 “Officer” shall mean a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.19 “Ordinary Share” or “Share” means an ordinary share of the Corporation, nominal value US$0.00001.

2.20 “Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

2.21 “Plan” shall mean this Employee Stock Purchase Plan, as amended and restated.

2.22 “Purchase Date” shall mean the last Trading Day of each Purchase Period.

2.23 “Purchase Period” shall mean one or more periods within an Offering Period as may be specified by the Committee in accordance with Section 4.3.

2.24 “Purchase Price” shall have the meaning set out in Section 8.2.

2.25 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.26 “Shareowner” shall mean a record holder of Ordinary Shares entitled to vote such Shares under the Corporation’s by-laws.

2.27 “Subsidiary” shall mean any entity treated as a corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary, which is also a subsidiary within the meaning of Section 155 of the Companies Act.

2.28 “Trading Day” shall mean a day on which U.S. national stock exchanges and the national market system are open for trading and the Ordinary Shares are being publicly traded on one or more of such exchanges or markets.

3. ELIGIBILITY

3.1 Any individual who is an Employee on an Offering Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Offering Date. The Committee may establish administrative rules requiring that an individual be an Employee for some minimum period (not to exceed 30 days) prior to an Offering Date to be eligible to participate with respect to the Offering Period beginning on that Offering Date.

3.2 The Committee may determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).

3.3 No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d))

Exhibit 10.1
Ordinary Shares, including Shares which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of securities of the Corporation or of any of its Subsidiaries.

3.4 Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan to violate Code Section 423 (or to the extent permitted under Code Section 423). In the case of any Non-423 Sub-Plan adopted pursuant to Section 16, Employees may be excluded from participation in the Plan if the Committee has determined that participation of such Employees is not advisable or practicable.

3.5 All Employees who participate in the Plan or in any separate offering thereunder shall have the same rights and privileges under the Plan or offering, except for differences that may be mandated by Applicable Law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a Non-423 Sub-Plan adopted pursuant to Section 16 need not have the same rights and privileges as Employees participating in the 423 Plan.

3.6 Employees may not participate in more than one Offering Period at a time.

4. OFFERING PERIODS AND PURCHASE PERIODS

4.1 Offering Periods. With respect to Offering Periods commencing on or after February 1, 2006, the Plan shall generally be implemented by a series of six (6) month Offering Periods with new Offering Periods commencing on the first Trading Day on or after February 1 and August 1 and ending on the last Trading Day in the six-month periods ending on the next July 31 and January 31, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the commencement dates thereof) in accordance with Section 4.3.

4.2 Purchase Periods. With respect to Offering Periods commencing on or after February 1, 2006, each Offering Period shall generally consist of one Purchase Period that runs concurrently with the Offering Period. The last Trading Day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases in accordance with Section 4.3.

4.3 Changes to Offering Periods and Purchase Periods. The Committee will have the authority to establish additional or alternative sequential or overlapping Offering Periods than specified under Section 4.1, a different number of Purchase Periods within an Offering Period than specified under Section 4.2, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such

Exhibit 10.1
Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. In addition, to the extent that the Committee establishes overlapping Offering Periods with more than one Purchase Period in each Offering Period, the Committee will have discretion to structure an Offering Period so that if the Fair Market Value of the Ordinary Shares on any Purchase Date within an Offering Period is less than or equal to the Fair Market Value of the Ordinary Shares on the first Trading Day of that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period.

4.4 Separate Offerings. Unless otherwise specified by the Committee, each offering of the Plan to Employees of the Corporation or a Designated Subsidiary shall be deemed a separate offering for purposes of Section 423 of the Code, even if the dates and other terms of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan will separately apply to each such separate offering. With respect to the 423 Plan, the terms of separate offerings need not be identical provided that the terms of the Plan and each separate offering together satisfy Section 423 of the Code.

5. PARTICIPATION

5.1 An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed ten percent (10%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such Employee’s Compensation on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account, unless otherwise required by Applicable Law. No interest shall be paid or credited to the Participant with respect to such payroll deductions, unless otherwise required by Applicable Law. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5.3 of the Plan shall apply.

5.2 Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws from the Offering Period as set forth in Section 5.4 below or otherwise changes his or her rate of contribution as set forth in Section 5.5 below. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 5.2 is (i) not required to file any additional enrollment form in order to continue participation in the Plan and (ii) will be deemed to have accepted the terms and conditions of the Plan, any Non-423 Sub-Plan and enrollment form in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

Exhibit 10.1
5.3 Notwithstanding any other provisions of the Plan to the contrary, in locations where Applicable Law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a Non-423 Sub-Plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan or a separate offering thereunder.

5.4 Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated payroll deductions will be refunded to the Participant without interest (unless payment of interest is required by Applicable Law), his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Ordinary Shares will be made during the Offering Period. The Committee may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

5.5 A Participant may change his or her rate of contribution through payroll deductions only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during a Purchase Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5.4.

Exhibit 10.1

6. TERMINATION OF EMPLOYMENT; CHANGES IN EMPLOYMENT

6.1 Termination. In the event any Participant terminates employment with the Corporation and its Designated Subsidiaries for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. Notwithstanding the foregoing, if a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Purchase Period then in progress, his or her option for the purchase of Ordinary Shares will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Corporation or a Designated Subsidiary. Following the purchase of Shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all remaining amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest (unless payment of interest is required by Applicable Law).

6.2 Leaves of Absence. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries, provided, however, that such procedures are not in conflict with the requirements of Section 423 of the Code.

6.3 Transfers. If a Participant transfers employment between the Corporation and a Designated Subsidiary participating in the 423 Plan (as set forth in Appendix A to the Plan) or between Designated Subsidiaries participating in the 423 Plan, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. Similarly, if a Participant transfers employment between Designated Subsidiaries participating in a Non-423 Sub-Plan (as set forth in Appendix A to the Plan), his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan.

If a Participant transfers employment from the Corporation or a Designated Subsidiary participating in the 423 Plan to a Designated Subsidiary participating in a Non-423 Sub-Plan, his or her participation in the Plan shall continue, provided, however, that such participation will be under the applicable Non-423 Sub-Plan as of the date of such transfer and all of the Participant’s accumulated payroll deductions (whether taken while the Participant was employed by the Corporation or a Designated Subsidiary participating in the 423 Plan or while the Participant is employed by a Designated Subsidiary participating in a Non-423 Sub-Plan) shall be used to purchase Shares under the applicable Non-423 Sub-Plan, subject to the Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at such time.

If a Participant transfers employment from a Designated Subsidiary participating in a Non-423 Sub-Plan to the Corporation or a Designated Subsidiary participating in the 423

Exhibit 10.1
Plan, any accumulated payroll deductions taken while the Participant was employed by a Designated Subsidiary participating in a Non-423 Sub-Plan shall be used to purchase Shares under the applicable Non-423 Sub-Plan on the next Purchase Date following such transfer; however, no new payroll deductions shall be taken for the remainder of the Purchase Period in which the transfer occurs, and as of the next Offering Date following such transfer, the Participant shall participate in the 423 Plan and payroll deductions shall automatically resume and be used to purchase Shares under the 423 Plan, subject to the Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at such time.

Notwithstanding the foregoing provisions of this Section 6.3, the Committee may establish additional and/or different rules to govern transfers of employment among the Corporation and any Designated Subsidiary, consistent with any applicable requirements of Code Section 423 and the terms of the Plan.

7. SHARES

Subject to adjustment as set forth in Section 11, the maximum number of Ordinary Shares, which may be issued pursuant to the Plan shall be sixty million (60,000,000) Shares. Subject to adjustment as set forth in Section 11, the maximum number of Shares that may be granted collectively to all Participants within any given Purchase Period is one and one-half million (1,500,000) Shares, unless and until the Board determines otherwise with respect to a Purchase Period. If, on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds either maximum, the Corporation shall make pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The Shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise. For avoidance of doubt, up to the maximum number of Ordinary Shares reserved under this Section 7 may be used to satisfy purchases of Ordinary Shares under the 423 Plan and any remaining portion of such maximum number of Ordinary Shares may be used to satisfy purchases of Ordinary Shares under any Non-423 Sub-Plans.

8. OFFERING

8.1 On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase that number of whole Shares, not to exceed one thousand (1,000) Shares (or such other number of Shares as determined by the Committee and subject to adjustment as set forth in Section 11), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Purchase Period at the purchase price specified in Section 8.2 below, subject to the additional limitation that no Employee participating in the Section 423 Plan shall be granted an option to purchase Shares under the Plan if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Corporation and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period, (ii) the

Exhibit 10.1
grant of an option to such Participant on a subsequent Offering Date, or (iii) the termination of the Offering Period. This Section 8.1 shall be interpreted so as to comply with Code Section 423(b)(8).

8.2 The Purchase Price under each option shall be with respect to a Purchase Period the lower of (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a Share on the Purchase Date on which the Shares are purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the purchase price shall be the Designated Percentage of the Fair Market Value of a Share on the Purchase Date.

9. PURCHASE OF SHARES

Unless a Participant withdraws from the Plan as provided in Section 5.4 or except as provided in Sections 12 or 14 hereof, on the last Trading Day of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole Shares which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 8.2.

At the time the Shares are purchased or at the time some or all of the Shares issued under the Plan are disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for any withholding obligation of the Corporation or a Designated Subsidiary with respect to federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Participant (including any amount deemed by the Committee, in its sole discretion, to be an appropriate charge to Participant even if legally applicable to the Corporation or the Participant’s employer). At any time, the Corporation or the Participant’s employer may withhold from the Participant’s wages or other cash compensation the amount necessary for the Corporation or the Participant’s employer to meet applicable withholding obligations, including any withholding required to make available to the Corporation or the Participant’s employer any tax deductions or benefits attributable to the sale or early disposition of the Shares by the Participant. In addition or in the alternative, the Corporation or the Participant’s employer may withhold from the proceeds of the sale of Shares or by any other method of withholding the Corporation or the Participant’s employer deems appropriate.

10. PAYMENT AND DELIVERY

As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Ordinary Shares purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase, except as specified below. The Committee may permit or require that Shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The

Exhibit 10.1
Committee may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of the disposition of such Shares. The Corporation shall retain the amount of payroll deductions used to purchase Shares as full payment for the Shares and the Shares shall then be fully paid and non-assessable. No Participant shall have any voting, dividend or other Shareowner rights with respect to Shares subject to any option granted under the Plan until the Shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Corporation to retain in a Participant’s account for the subsequent Purchase Period or Offering Period any payroll deductions which are not sufficient to purchase a whole Share or return such amount to the Participant. Any other amounts that may be left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

11. RECAPITALIZATION

Subject to any required action by the Shareowners of the Corporation, if there is any change in the outstanding Ordinary Shares because of a merger, consolidation, spin-off, reincorporation, reorganization, recapitalization, dividend in property other than cash, share split, reverse share split, share dividend, liquidating dividend, extraordinary dividend or distribution, combination, exchange or reclassification of the Ordinary Shares (including any such change in the number of Shares effected in connection with a change in domicile of the Corporation), change in corporate structure or any other increase or decrease in the number of Ordinary Shares, or other transaction effected without receipt of consideration by the Corporation, provided that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without consideration,” the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a single Participant and by all Participants in the aggregate in a given Purchase Period, and the price per share covered by each option under the Plan which has not yet been exercised, may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

12. LIQUIDATION AND CHANGE OF CONTROL

12.1 In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest (unless payment of interest is required by Applicable Law) to the Participants.

12.2 In the event of a Change of Control, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such Change of Control shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all

Exhibit 10.1
outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest (unless payment of interest is required by Applicable Law) to the Participants, or (4) outstanding options shall continue unchanged.

13. TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive Shares under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.4.

14. AMENDMENT OR TERMINATION OF THE PLAN

14.1 The Plan shall continue until terminated in accordance with Section 14.2.

14.2 The Board may, in its sole discretion, insofar as permitted by Applicable Law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareowners, no such revision or amendment shall increase the number of Shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Shareowner approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return, without interest (unless payment of interest is required by Applicable Law), the payroll deductions credited to Participants’ accounts to such Participants, or (ii) set an earlier Purchase Date with respect to an Offering Period and Purchase Period then in progress.

15. ADMINISTRATION

15.1 The Board or the Compensation Committee shall appoint a committee of one or more individuals to administer the Plan (the “Committee”), which, unless otherwise specified by the Board, shall consist of the members of the Corporation’s Benefits Administrative Committee, as constituted from time to time in accordance with its charter, and generally made up of senior members of management from the Corporation’s Finance and Human Resources functions. The Committee will serve for such period of time as the Board or the Compensation Committee of the Board may specify and whom the Board or the Compensation Committee of the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board or the Compensation Committee of the Board. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to designate separate offerings under the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent

Exhibit 10.1
with the delegation from the Board or the Compensation Committee of the Board. The Committee may delegate to one or more individuals the day-to-day administration of the Plan, to the extent permitted by Applicable Law. The Board, the Compensation Committee of the Board and the Committee reserve the right to administer the Plan, to the extent such right otherwise exists, regardless of any delegation of authority such body may have previously made. Decisions of the Board, the Compensation Committee of the Board and the Committee, as applicable, shall be final and binding upon all participants. The Corporation shall pay all expenses incurred in the administration of the Plan.

15.2 In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Corporation and subject to section 200 of the Companies Act, members of the Board and of the Committee shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

16. COMMITTEE RULES FOR FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, establishment of bank or trust accounts to hold payroll deductions or other contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code, then the individuals affected by such varying provisions shall be deemed to be participating under a Non-423 Sub-Plan and not the 423 Plan. The Committee may adopt Non-423 Sub-Plans applicable to particular Subsidiaries or locations, the rules of which may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such Non-423 Sub-Plan.

17. SECURITIES LAWS REQUIREMENTS

17.1 No option granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration

Exhibit 10.1
statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Corporation with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire Shares) shall be returned to the Participants, without interest (unless payment of interest is required by Applicable Law). The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

17.2 As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned provisions of Applicable Law.

18. GOVERNMENTAL REGULATIONS

This Plan and the Corporation’s obligation to sell and deliver Ordinary Shares under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of Shares hereunder.

19. NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20. GOVERNING LAW

This Plan shall be governed by applicable laws of the State of California, without regard to such state’s conflict of laws rules.

21. EFFECTIVE DATE

This Plan became effective on the Effective Date, subject to approval of the Shareowners of the Corporation within twelve (12) months before or after its date of adoption by the

Exhibit 10.1
Board, which approval was obtained on December 3, 2002. The Plan, as most recently amended and restated, was adopted by the Board on July 25, 2017, subject to approval of the Shareowners of the Corporation within twelve (12) months after such date.

22. REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given or made available to Participants at least annually.

23. DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to Ordinary Shares purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may be permitted to file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by Applicable Law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to Applicable Law (as determined by the Committee in its sole discretion), in the event of a Participant's death, the Corporation or its assignee shall deliver any Shares and/or cash to the designated beneficiary. Subject to Applicable Law (as determined by the Committee in its sole discretion), in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant's death, the Corporation shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such Shares and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine. The provisions of this Section 23 shall in no event require the Corporation to violate Applicable Law, and the Corporation shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with Applicable Law.

24. ADDITIONAL RESTRICTIONS OF RULE 16b‑3

The terms and conditions of options granted hereunder to, and the purchase of Ordinary Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b‑3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b‑3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Exhibit 10.1
25. NOTICES

All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

26. Code Section 409A and 457A; Tax Qualification

26.1 Code Sections 409A and 457A. Options granted under the 423 Plan are exempt from the application of Section 409A and Section 457A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A or Section 457A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A or Section 457A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A or Section 457A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A or Section 457A of the Code. Notwithstanding the foregoing, the Corporation shall not have any obligation to indemnify or otherwise protect the Participant from any obligation to pay any taxes, interest or penalties pursuant to Section 409A or 457A of the Code. The Corporation makes no representation that any option to purchase Ordinary Shares under the Plan is compliant with Section 409A or Section 457A of the Code.

26.2 Tax Qualification. Although the Corporation may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 27.1 hereof. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

Exhibit 10.1
APPENDIX A

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
EMPLOYEE STOCK PURCHASE PLAN
PARTICIPATING EMPLOYERS

423 Plan

Seagate Technology (US) Holdings, Inc.
Seagate US LLC
Seagate Cloud Systems, Inc.
Seagate Federal, Inc.
Seagate Systems (US) Inc. (US employees)

Countries Covered by Non-423 Sub-Plan for Contractors (See Appendix B)

None

Non-423 Sub-Plan (See Appendix C)

Seagate Technology Australia Pty. Limited
Seagate Technology Canada Inc.
Seagate Technology HDD (India) Private Limited
Seagate Technology Manufacturing (Hong Kong) Limited
Seagate Technology (Ireland)
Nippon Seagate Inc.
Seagate Technology (Netherlands) B.V.
Seagate Technology (Netherlands) B.V. – Belgium Branch
Seagate Technology (Netherlands) B.V. – French Branch
Seagate Technology (Netherlands) B.V. – Sweden Branch
Seagate Technology (Netherlands) B.V. – Germany Branch
Seagate Technology (Netherlands) B.V. – Switzerland PE
Seagate Technology (Netherlands) B.V. – UK Branch
Seagate Technology Taiwan Ltd.
Seagate Technology (Suzhou) Co., Ltd.
Seagate Technology International (Wuxi) Co., Ltd.
Seagate Technology Israel Ltd.
Seagate Technology MEA DMCC (Dubai)
Penang Seagate Industries (M) Sdn. Bhd.
Seagate International (Johor) Sdn. Bhd.
Seagate Singapore International Headquarters Pte. Ltd.
Seagate Technology International, Singapore Branch
Seagate Technology (Thailand) Limited
Seagate Technology Services (Shanghai) Co., Ltd.
Seagate Global Business Services (Malaysia) Sdn. Bhd.
Dot Hill Singapore Pte. Ltd.
Seagate Cloud Systems Japan Ltd.
Dot Hill Systems Deutschland GmbH
Seagate Systems (Mexico) S.A. de C.V.

Exhibit 10.1
Seagate Systems (UK) Limited
Seagate Systems Ireland Limited
Seagate Systems (Malaysia) Sdn Bhd.
Seagate (Hangzhou) Data Recovery Services Co., Ltd.

Exhibit 10.1

APPENDIX B

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of this subplan under the Seagate Technology Public Limited Company Employee Stock Purchase Plan (the “Subplan”) is to permit eligible contract workers who perform work for the Corporation (any one such individual a “Contractor,” and collectively, “Contractors”) in the countries designated from time to time by the Committee in its sole discretion and listed on Appendix A to the Seagate Technology Public Limited Company Employee Stock Purchase Plan (the “Plan”) to participate in the Plan.

2. Terms of the Subplan. The terms and conditions of the Subplan shall in all respects be identical to those set forth in the Plan except as set forth in this Subplan; provided, however, that the Subplan shall not be subject to the requirements of Section 423(b)(5) of the Code. Capitalized terms not otherwise defined in this Subplan shall have the same meaning as set forth in the Plan.

3. Definition of Employee. For purposes of the Subplan, references to Employees in the Plan shall include Contractors.

4. Subplan Countries. The Committee shall have the authority in its sole discretion to amend the list of countries designated by the Committee and listed on Appendix A to the Plan as necessary and desirable and for such amendments to take effect as shall be determined by the Committee in its sole and absolute discretion.

5. Terms of the Plan. Except as set forth above, Contractors who participate under the Plan shall be subject to the terms and conditions set forth in the Plan.

Exhibit 10.1

APPENDIX C

SUBPLAN UNDER THE SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY EMPLOYEE STOCK PURCHASE PLAN FOR CERTAIN EMPLOYEES OUTSIDE OF THE UNITED STATES

1. Purpose. The purpose of this subplan under the Seagate Technology Public Limited Company Employee Stock Purchase Plan (the “Subplan”) is to set forth requirements with respect to the participation by eligible Employees employed outside of the United States at Seagate Technology Australia Pty. Limited, Seagate Technology Canada Inc., Seagate Technology HDD (India) Private Limited, Seagate Technology Manufacturing (Hong Kong) Limited, Seagate Technology (Ireland), Nippon Seagate Inc., Seagate Technology (Netherlands) B.V. (including its branches: Belgium, French, Sweden, German and UK Branches, and Switzerland PE), Seagate Technology Taiwan Ltd., Seagate Technology (Suzhou) Co. Ltd., Seagate Technology International (Wuxi) Co., Ltd., Seagate Technology Israel Ltd., Seagate Technology MEA DMCC (Dubai), Penang Seagate Industries (M) Sdn. Bhd., Seagate International (Johor) Sdn. Bhd., Seagate Singapore International Headquarters Pte. Ltd., Seagate Technology International, Singapore Branch, Seagate Technology (Thailand) Limited, Seagate Technology Services (Shanghai) Co. Ltd., Seagate Global Business Services (Malaysia) Sdn. Bhd., Dot Hill Singapore Pte. Ltd., Seagate Cloud Systems Japan Ltd., Dot Hill Systems Deutschland GmbH, Seagate Systems (Mexico) S.A. de C.V., Seagate Systems (UK) Limited, Seagate Systems Ireland Limited, Seagate Systems (Malaysia) Sdn Bhd. and Seagate (Hangzhou) Data Recovery Services Co., Ltd. in the Seagate Technology Public Limited Company Employee Stock Purchase Plan (the “Plan”).

2. Terms of the Subplan. Except as set forth in this Subplan, the terms and conditions of the Subplan shall in all respects be identical to those set forth in the Plan; provided, however, that the Subplan shall not be subject to the requirements of Section 423(b)(5) of the Code. Capitalized terms not otherwise defined in this Subplan shall have the same meaning as set forth in the Plan.

3. Eligibility. Employees of Seagate Technology UK Ltd. (“Seagate UK”) or any branch office of Seagate UK who are located in Russia shall not be eligible to participate in the Plan.